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                                                                     Exhibit 4


                              AFFILIATE'S LETTER


Microsoft Corporation
One Microsoft Way
Redmond, Washington 98052


Ladies and Gentlemen:

The undersigned officer and/or director of Visio Corporation (the "Company") has been advised that the undersigned may be deemed to be an "affiliate" of the Company, as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act of 1933, as amended (the "Securities Act") (such rule, as amended or replaced by any successor rule, referred to herein as "Rule 145"). Pursuant to the terms of the Agreement and Plan of Reorganization dated on or about the date hereof (the "Merger Agreement"), among Microsoft Corporation ("Parent"), MovieSub, Inc. ("Merger Subsidiary"), and the Company, Merger Subsidiary will be merged with and into the Company (the "Merger"). As a result of the Merger, outstanding shares of common stock, $.001 par value per share, of the Company ("Company Common Stock") will be converted into the right to receive shares of common stock, $.0000125 par value per share, of Parent ("Parent Common Stock"), as determined pursuant to the Merger Agreement.

In order to induce Parent and the Company to enter into the Merger Agreement, the undersigned (referred to herein as "Affiliate") represents, warrants and agrees as follows:

1. Affiliate will not, during the 30 days prior to the effective time of the Merger (the "Effective Time"), sell, transfer or otherwise dispose of or reduce Affiliate's risk (as contemplated by SEC Accounting Series Release No. 135) with respect to the shares of Company Common Stock or shares of the capital stock of Parent that Affiliate may hold and, furthermore, Affiliate will not sell, transfer or otherwise dispose of or reduce Affiliate's risk (as contemplated by SEC Accounting Series Release No. 135) with respect to the shares of Parent Common Stock received by Affiliate in the Merger or any other shares of the capital stock of Parent until after such time as results covering at least 30 days of combined operations of the Company and Parent have been published by Parent, in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes the combined results of operations (the "Pooling Period"). Parent shall notify Affiliate of the
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     publication of such results.  Notwithstanding the foregoing, during the
     Pooling Period, subject to providing written notice to Parent, Affiliate will not be prohibited from selling up to 10% of the shares of Parent Common Stock (the "10% Shares") received by Affiliate or the shares of
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     Company Common Stock owned by Affiliate or making charitable contributions or bona fide gifts of the shares of Parent Common Stock received by Affiliate or the shares of Company Common Stock owned by Affiliate, subject to the same restrictions. The 10% Shares shall be calculated in accordance with SEC Accounting Series Release No. 135 as amended by Staff Accounting Bulletin No. 76.

2. Affiliate has been advised that the issuance of the Parent Common Stock, if any, to Affiliate pursuant to the Merger is being registered with the SEC under the Securities Act and the rules

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     and regulations promulgated thereunder on a Registration Statement on Form
     S-4. However, Affiliate has also been advised that, because Affiliate may be deemed to be an "affiliate" of the Company (as that term is used in paragraphs (c) and (d) of Rule 145), any sale, transfer or other disposition by Affiliate of any Parent Common Stock issued pursuant to the Merger will, under current law, require either (a) further registration under the Securities Act of the Parent Common Stock to be sold, transferred, or otherwise disposed of, or (b) compliance with Rule 145, or
     (c) the availability of another exemption from such registration.

3. Affiliate will not offer to sell, sell, or otherwise dispose of any Parent Common Stock issued pursuant to the Merger except pursuant to an effective registration statement or in compliance with Rule 145 or another exemption from the registration requirements of the Securities Act (the compliance with Rule 145 or the availability of such other exemption to be established by Affiliate to the satisfaction of Parent's counsel).

4. Affiliate consents to the placement of a stop transfer order with the Company's and Parent's stock transfer agent and registrar, and to the placement of the following legend on certificates representing the Company Common Stock and Parent Common Stock issued or to be issued to Affiliate:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH AN
          AFFILIATE'S LETTER FROM THE UNDERSIGNED TO MICROSOFT
          CORPORATION, AND IN COMPLIANCE WITH RULE 145 OF THE
          SECURITIES ACT OF 1933."

5. Affiliate has carefully read this letter and has discussed with counsel for Affiliate or counsel for the Company, to the extent Affiliate felt necessary, the requirements of this letter and other applicable limitations on the ability of Affiliate to sell, transfer, or otherwise dispose of Company Common Stock and Parent Common Stock.

6. Execution of this letter should not be considered an admission on Affiliate's part that Affiliate is an "affiliate" of the Company, nor as a waiver of any rights Affiliate may have to object to any claim that Affiliate is such an affiliate on or after the date of this letter.

7. By Parent's acceptance of this letter, Parent hereby agrees with Affiliate as follows:

     (i) For so long as and to the extent necessary to permit Affiliate to sell shares of Parent Common Stock pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Act, Parent shall (a) use its reasonable efforts to file, on a timely basis, all reports and data required to be filed with the Commission by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act"),
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          and (b) otherwise use its reasonable efforts to permit such sales pursuant to Rule 145 and Rule 144. Parent hereby represents to Affiliate that it has filed all reports required to be filed with the Commission under Section 13 of the 1934 Act during the preceding 12 months.

     (ii) It is understood and agreed that certificates with the legends set forth in paragraph 4 above will be substituted by delivery of certificates without such legends if (i) one year shall have elapsed from the date the undersigned acquired the shares of Parent Common

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          Stock received in the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned, (ii) two years shall have elapsed from the date the undersigned acquired the Parent Shares received in the Merger and the provisions of Rule 145(d)(3) are then applicable to the Affiliate, or (iii) Parent has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Parent, or a "no action" letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the Affiliate.

                                        Very truly yours,


September 14, 1999                      _______________________________________
                                        (Signature)

                                        _______________________________________
                                        (Name) (Please Print)


                                        MICROSOFT CORPORATION


                                        By:____________________________________
                                         Its:__________________________________

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